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                                                                   Exhibit 10.15

                     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), is made as of August 23, 1996 by and among (i) American Medserve Corporation, a Delaware corporation (the "Company"), (ii) Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Investor"), (iii) Timothy L. Burfield ("Burfield"), Michael B. Freedman ("Freedman"), Charles R. Wallace ("Wallace"), J. Jeffrey Gephart ("Gephart"), Thomas C. Loftus ("Loftus") and George E. Pepe ("Pepe") (each, an "Executive" and, collectively, the "Executives"), (iv) James H.S. Cooper ("Cooper"), Charles C. Halberg ("Halberg") and Mark A. Jerstad ("Jerstad") and (v) each of the other individuals identified on the signature page hereof (the "Subsidiary Investors"). The Investor, the Executives, Cooper, Halberg and Jerstad and the Subsidiary Investors are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." This Agreement amends, restates and supersedes that certain Stockholders Agreement dated as of December 3, 1993 by and among the Company, the Investor and Burfield and that certain Stockholders Agreement dated as of April 30, 1996 by and among the Company, the Investor and Burfield. Capitalized terms used but not otherwise defined herein are defined in Section 9 hereof.

         Burfield and the Investor each hereby acknowledge that their limited preemptive rights pursuant to Section 6 of the Senior Management Agreement dated as of December 3, 1993 by and between the Company and Burfield (the "Burfield Agreement") and Section 3G of the Equity Purchase Agreement dated as of December 3, 1993 by and between the Company and the Investor (the "Equity Purchase Agreement"), respectively, will not be exercisable in connection with any future issuance of common stock of the Company (a) to The Evangelical Lutheran Good Samaritan Foundation (the "Foundation") or any of its affiliates pursuant to the Conversion Option, the Put or the Call (each as defined in and) pursuant to the Shareholders Agreement among the Foundation, the Company and Good Samaritan Supply Services, Inc., ("GSSS") dated as of April 30, 1996 (the "GSSS Shareholders Agreement") or (b) in exchange for the stock of any direct or indirect subsidiary of the Company pursuant to the provisions of any stockholders agreement to which such subsidiary and either the Company or AMC Regional Holdings, Inc. is a party.

         The Investor has purchased shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), pursuant to the Equity Purchase Agreement. Burfield has purchased shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), pursuant to the Burfield Agreement and will purchase additional shares of Class B Common pursuant to an Amended and Restated Senior Management Agreement (the "Amended and Restated Agreement"). Freedman will purchase shares of the Company's Class B Common, pursuant to a Senior Management Agreement by and between the Company and Freedman (the "Freedman Agreement"). Wallace will purchase shares of the Company's Class B Common, pursuant to a Senior Management Agreement by and between the Company and Wallace (the "Wallace Agreement"). Gephart will purchase shares of the Company's Class B Common, pursuant to a Senior Management Agreement by and between the Company and Gephart (the "Gephart Agreement"). Loftus will purchase shares of the Company's Class B Common, pursuant to a Senior Management Agreement by and between the Company and Loftus (the "Loftus Agreement"). Pepe will purchase shares of the Company's Class B Common, pursuant to a Senior Management Agreement by and between the Company and Pepe (the "Pepe Agreement"). Cooper will purchase shares of the Company's Class B Common, pursuant to a Director Stock Agreement by and between the Company and Cooper (the "Cooper Agreement"). Halberg will purchase shares of the Company's Class B Common, pursuant to a Director Stock Agreement by and between the Company and Halberg (the "Halberg Agreement"). Jerstad will purchase


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shares of the Company's Class B Common, pursuant to a Director Stock Agreement by and between the Company and Jerstad (the "Jerstad Agreement"). Each of the Subsidiary Investors will receive shares of the Company's Class B Common upon exchange of each Subsidiary Investor's equity interest in certain subsidiaries of the Company, pursuant to the terms of various stockholders agreements between such Subsidiary Investors and such subsidiaries (the "Subsidiary Stockholder Agreements").

         The execution and delivery of this Agreement is a condition to the Company's issuance of shares of Class B Common to Freedman, Wallace, Gephart, Loftus, Pepe, Cooper, Halberg and Jerstad and each of the Subsidiary Investors pursuant to the Freedman Agreement, Wallace Agreement, Gephart Agreement, Loftus Agreement, Pepe Agreement, Cooper Agreement, Halberg Agreement, Jerstad Agreement and the respective Subsidiary Stockholder Agreements, respectively.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.   BOARD OF DIRECTORS.

         (a) From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for the purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

         (i) the authorized number of directors on the Company's board of directors (the "Board") shall be established at six directors;

         (ii) the following persons shall be elected to the Board:

              (A) two representatives designated by the Investor (the "Investor Directors");

              (B)  the Company's Chief Executive Officer; and

              (C) three representatives chosen jointly by the Investor and Burfield (the "Outside Directors"); provided that such representative shall not be a member of the Company's management or an employee or officer of the Company or its subsidiaries; provided further that if the Investor and Burfield are unable to agree on the Outside Directors within 10 days after the date hereof and, in the future, within 10 days after the date for electing the Outside Directors, the Investor, in its sole discretion, shall designate the Outside Directors;

         (iii) the authorized number of directors on the Board may be set at any number greater than six directors as determined by a resolution of the Board and as agreed to in writing by Burfield and the Investor, and each additional director shall be elected to (and may be removed from) the Board in the same manner that the Outside Directors are elected to (and removed from) the Board;


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

         (iv) the removal from the Board (with or without cause) of the Investor Directors or the Outside Directors shall be only upon the written request of Investor;

         (v) the Company's Chief Executive Officer, upon his ceasing to be an employee of the Company or its Subsidiaries, shall promptly be removed as a director;

         (vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above; and

         (vii) one of the Investor Directors shall be named Chairman of the Board, as designated by the Investor and who shall initially be Bryan C. Cressey.

         (b) There shall be at least four meetings of the Board during every fiscal year, at least one of which shall be held in each 120-day period during the Company's fiscal year. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof.

         (c) The rights of Burfield under this Section 1 shall terminate at such time as Burfield is no longer employed by the Company and its subsidiaries.

         (d) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the vote of the holder(s) of a majority of the Stockholder Shares to terminate this Section 1.

         (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

         (f) Notwithstanding the foregoing, nothing herein shall be deemed to require any member of the Board, in his capacity as a director, to take any action in respect of these provisions to the extent such action or such commitment to take such action would be prohibited under the Delaware General Corporation Law.

         2.   IRREVOCABLE PROXY; CONFLICTING AGREEMENTS.

         (a) In order to secure Cooper's, Halberg's, Jerstad's, each Executive's and each Subsidiary Investor's obligations to vote his Stockholder Shares and other voting securities of the Company in accordance with the provisions of Section 1 hereof, Cooper, Halberg, Jerstad, each Executive and each Subsidiary Investor hereby appoints Bryan C. Cressey as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares and other voting securities of the Company for the election and/or removal of directors and all such other matters as expressly provided for in Section 1. With respect to Cooper, Halberg, Jerstad, each Executive and each Subsidiary Investor, Bryan C. Cressey may exercise the irrevocable proxy granted to him hereunder at any time such person fails to comply with the provisions of this Agreement. The proxies and powers granted by Cooper, Halberg, Jerstad, each Executive and each Subsidiary Investor pursuant to this Section 2 are coupled with an interest and are given to secure the performance of Cooper's, Halberg's, Jerstad's, each Executive's and each Subsidiary Investor's obligations to the Investor under this Agreement. Such proxies and powers will be irrevocable for the term set forth in Section 1(e) of this

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Agreement and will survive the death, incompetency and disability of Cooper,
Halberg, Jerstad, each Executive and each Subsidiary Investor and the holders of their Stockholder Shares.

         (b) Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

         3. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The securities represented by this certificate are subject to an Amended and Restated Stockholders Agreement dated as of August __, 1996, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Amended and Restated Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 9 hereof.

         4.   RESTRICTIONS ON TRANSFER OF SUBSIDIARY INVESTOR STOCK.

         (a) TRANSFER OF SUBSIDIARY INVESTOR STOCK. A Subsidiary Investor shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily, involuntarily or by operation of law) any interest in any shares of Subsidiary Investor Stock (a "TRANSFER"), except pursuant to (i) a Public Sale or a Sale of the Company ("EXEMPT TRANSFERS") or (ii) the approval of the Company and the Investor and, pursuant to the provisions of this Section 4; provided that in no event shall any Transfer of Common Stock pursuant to this Section be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, a Subsidiary Investor will give written notice (the "SALE NOTICE") to the Company and the Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee or transferees, the number of shares to be transferred and the terms and conditions of the proposed transfer. A Subsidiary Investor will not consummate any Transfer until 90 days after the Sale Notice has been given to the Company and the other Stockholders, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 90-day period. The date of the first to occur of such events is referred to herein as the "AUTHORIZATION DATE."

         (b) FIRST REFUSAL RIGHTS. The Company may elect to purchase all (but not less than all) of the shares of Subsidiary Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to such Subsidiary Investor and the Investor within sixty (60) days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Common Stock to be transferred, the Investor may elect to purchase all (but not less than all) of the Subsidiary Investor Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to such Subsidiary Investor within ninety (90) days after the Sale Notice has been given to the Investor. If neither the Company nor the Investor elects to purchase all of the shares of Subsidiary Investor Stock specified in the Sale Notice, such Subsidiary Investor may transfer the shares of Subsidiary Investor Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the Authorization Date. Any shares of Subsidiary Investor Stock not transferred within such 90-day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

         (c)  CERTAIN PERMITTED TRANSFERS.  The restrictions contained in this
Section 4 will not apply with respect to (i) transfers of shares of Subsidiary Investor Stock pursuant to applicable laws of descent and distribution or (ii) transfers of shares of Subsidiary Investor Stock among a Subsidiary Investor's Family Group; provided that such restrictions will continue to be applicable to Subsidiary Investor Stock after any such transfer and the transferees of such Subsidiary Investor Stock will have agreed in writing to be bound by the provisions of this Agreement.

         5.   REPURCHASE OPTION.

         (a) Subject to Section 5(f) below, in the event a Subsidiary Investor ceases to be employed by the Company or its Subsidiaries for any reason (the "TERMINATION"), such Subsidiary Investor's Subsidiary Investor Stock (whether held by such Subsidiary Investor or one or more of such Subsidiary Investor's transferees) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 5 (the "REPURCHASE OPTION").

         (b) The purchase price for each share of Subsidiary Investor Stock will be the "FAIR MARKET VALUE" for such share. "FAIR MARKET VALUE" shall equal the fair market value for each share of Subsidiary Investor Stock as of the date of Termination, as mutually agreed upon by the Board and such Subsidiary Investor; PROVIDED that if an agreement cannot be reached within thirty (30) days of the Company's receipt of notice of exercise, the fair market value shall be determined by an independent investment banking firm of regional reputation mutually selected by the Board and such Subsidiary Investor, based upon what a willing buyer would pay for 100% of the outstanding Common Stock on a fully-diluted basis, in an orderly private transaction with no discount in respect of the Subsidiary Investor Stock as a result of such Subsidiary Investor Stock representing a minority interest or as a result of the liquidity restrictions contained herein; FURTHER PROVIDED, if the parties cannot agree on such an investment banking firm within 30 days, a firm shall be selected by lot based upon two such firms nominated by each of the Board and such Subsidiary Investor, after each of them has had the opportunity to eliminate one of the other party's nominees (this reducing the total number of firms from six to four).

         (c) The Board may elect to purchase all or any portion of the Subsidiary Investor Stock at Fair Market Value as determined pursuant to Section 5(b) by delivering written notice (the "REPURCHASE NOTICE") to the holder of the Subsidiary Investor Stock within 90 days after the Termination. The Repurchase Notice will set forth the number of shares of Subsidiary Investor Stock to be acquired from such holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

         (d) If for any reason the Company does not elect to purchase all of such Subsidiary Investor's Subsidiary Investor Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Subsidiary Investor Stock the Company has not elected to purchase (the "AVAILABLE SHARES") at Fair Market Value as determined pursuant to Section 5(b). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Termination, the Company shall give written notice (the "OPTION NOTICE") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within 10 days after the expiration of the 30 day period set forth above, the

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Company shall notify such holder of Subsidiary Investor Stock as to the number of shares being purchased from such holder by the Investor (the "SUPPLEMENTAL REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to such holder of Subsidiary Investor Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

         (e) The closing of the purchase of the Subsidiary Investor Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 30 days nor less than 5 days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor will pay for the Subsidiary Investor Stock to be purchased pursuant to the Repurchase Option by delivery of a check or a wire transfer of funds in form and substance determined by the board in good faith in the aggregate amount of the purchase price for such shares. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all seller's signatures be guaranteed.

         (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Subsidiary Investor Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and any Subsidiary's debt and equity financing agreements. If any such restrictions prohibit the repurchase of Subsidiary Investor Stock hereunder which the Company is otherwise entitled (or required) to make, the Company may (or shall) make such repurchases as soon as it is permitted to do so under such restrictions.

         6.   SUBSIDIARY INVESTOR PUT OPTION.

         (a) SUBSIDIARY INVESTOR PUT OPTION. If a Subsidiary Investor is an employee of the Company, at any time upon or within ten (10) days after the date on which a Subsidiary Investor's employment with the Company is terminated by the Company other than for Cause (the date of such occurrence being referred to herein as the "PUT TERMINATION DATE", and the period beginning on the Put Termination Date and ending on the thirtieth (30th) day following such date being referred to herein as the "PUT EXERCISE PERIOD"), such Subsidiary Investor shall have the right, in accordance with the terms and conditions set forth in this Section 6, to require the Company to repurchase all, but not less than all, of the Subsidiary Investor Stock held by such Subsidiary Investor and/or such Subsidiary Investor's Family Group (the "PUT") at the Put Price (as defined below) by delivering written notice to the Company (the "PUT NOTICE") during the Put Exercise Period. A Subsidiary Investor shall NOT be entitled to exercise the Put pursuant to this Section 6 if such Subsidiary Investor is terminated by the Company for Cause.

         (b) PUT PRICE. Subject to the provisions set forth in Section 6(a) above, the "PUT PRICE" for each share of Subsidiary Investor Stock purchased by the Company pursuant to the Put will be equal to the Fair Market Value for each such share determined as of the Put Termination Date in accordance with the valuation method set forth in Section 5(b) hereof.

         (c) PURCHASE CLOSING. Subject to the provisions hereof, the closing of the purchase transaction pursuant to the Put (the "PUT CLOSING") will take place at a mutually agreeable time and place on or within 30 days after the later of (i) the date the Put Notice is delivered or (ii) the date of determination of the Put Price. The Company will pay the aggregate purchase price for the Subsidiary Investor Stock to be purchased pursuant to this
Section 6 (the "PUT PURCHASE PRICE") by cashier's check, certified check or wire transfer of immediately available funds on the date of consummation of such purchase, PROVIDED, that if the Board determines in its sole discretion that either (i) such payment would have a materially adverse effect on the Company, or (ii) such payment would constitute an event of default under the terms of any agreement for indebtedness to which the Company is a party as of the Put


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Termination Date, such payment will be made by delivery of a promissory note(s)
issued by the Company to the holder(s) of such Subsidiary Investor Stock with an aggregate principal amount equal to Put Purchase Price bearing interest at a rate equal to the Prime Rate as announced by The First National Bank of Chicago on the Put Termination Date PLUS one percent (1%) payable annually, and with principal and interest payments made in three equal annual installments commencing on the first anniversary of the date of the Put Closing (a "NOTE"). Within ten (10) days of a decision by the Board to pay the Put Purchase Price by delivery of a Note, the Board will deliver written notice of such decision to Executive. Within ten (10) days of receipt of such a notice, such Subsidiary Investor may withdraw his notice to exercise the Put, at which time all of such Subsidiary Investor's rights under the Put shall terminate. The Company may also elect to pay all or any portion of such purchase price by offsetting amounts outstanding under any bona fide debts owed by such Subsidiary Investor to the Company. The Company will be entitled to receive customary representations and warranties from each seller of Subsidiary Investor Stock regarding the sale of the Subsidiary Investor Stock.

         7. PUBLIC OFFERING. In the event that the Board and the holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, the Stockholders shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure shall adversely affect the marketability of the offering, each Stockholder shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding (voting as a single class) find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

         8.   SALE OF THE COMPANY.

         (a) If the Board and the holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve a Sale of the Company (an "Approved Sale"), each Stockholder shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each Stockholder shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) a sale of stock, each Stockholder shall agree to sell all of his shares and rights to acquire shares on the terms and conditions approved by the Board and the holders of a majority of the shares (voting as a single class) then outstanding. Each Stockholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company or (iii) a sale of assets, each Stockholder shall vote in favor of the sale and any subsequent liquidation of the Company, and raise no objection thereto.

         (b) The obligations of the Stockholders with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Approved Sale, each Stockholder shall receive the same form of consideration and the same amount of consideration as set forth in paragraph (c) below; (ii) if any holders of a class of stock are given an option as to the form and amount of consideration to be received, each holder of such class of stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the


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amount determined by multiplying (1) the same amount of consideration per share of a class of stock received by holders of such class of stock in connection with the Approved Sale less the exercise price per share of such class of stock of such rights to acquire such class of stock by (2) the number of shares of such class of stock represented by such rights.

         (c) In the event of a sale or exchange by the Stockholders of all or substantially all of the Common Stock held by the Stockholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Stockholder shall receive in exchange for the shares of Common Stock held by such Stockholder the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such sale or exchange. Each holder of Common Stock shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

         9.   DEFINITIONS.

         "AFFILIATE" of the Investor means any other person, entity or investment fund controlling, controlled by or under common control with the Investor and any partner of the Investor.

         "BOARD" shall have the meaning set forth in Section 1 hereof.

         "CAUSE" shall mean (i) commission of a felony or the commission of any other act which is materially injurious to the Company or any Subsidiary involving dishonesty, disloyalty or fraud with respect to the Company or any Subsidiary or (ii) gross negligence or willful misconduct with respect to the Company or any Subsidiary which is materially injurious to the Company or any Subsidiary.

         "COMMON STOCK" means the Class A Common and the Class B Common, and shares of any single class of Common Stock into or for which shares of Class A Common and Class B Common may hereafter be converted, reclassified or exchanged.

         "PERMITTED TRANSFEREE" means (i) with respect to each Subsidiary Investor, each Executive, Cooper, Halberg and Jerstad, their spouse and/or descendants (whether natural or adopted), and any trust solely for any Executive's, Cooper's, Halberg's or Jerstad's benefit and/or their spouse and/or descendants, and (ii) in the case of the Investor, its Affiliates.

         "PUBLIC OFFERING" means a public offering of the Company's common equity securities registered under the Securities Act.

         "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

         "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person or entity acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

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         "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been
(x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         "SUBSIDIARY" shall mean any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or indirectly through one or more subsidiaries.

         "SUBSIDIARY INVESTOR'S FAMILY GROUP" means a Subsidiary Investor's spouse and descendants (whether natural or adopted) and any trust established solely for the benefit of such Subsidiary Investor and/or such Subsidiary Investor's spouse and/or descendants.

         "SUBSIDIARY INVESTOR STOCK" means (i) any Common Stock acquired by any Subsidiary Investor pursuant to the terms of a Subsidiary Stockholder Agreement,
(ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Subsidiary Investor Stock, such shares will cease to be Subsidiary Investor Stock when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         10.  ADDITIONAL EQUITY.

         (a) After the Company has received $10 million of paid-in capital, except as provided below, any additional equity shall be issued by the Company at a price per share equal to or greater than the Share Value. The "Share Value" at the time of determination shall equal (i) the fair market value of each share to be issued by the Company, as mutually agreed upon by the Investor and each holder of at least 7.5% of the Company's fully diluted Common Stock, or
(ii) in the event the Investor and such holders are unable to agree on the fair market value of a share, the fair market value as determined by an appraiser which is not affiliated with the Company, the Investor or Burfield and which appraiser is jointly selected by the Investor and Burfield. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be paid by the Company. Additional equity may be issued at a price per share lower than the Share Value only in the event that
(x) the Company is unable to issue the desired number of shares within 90 days at the Share Value, (y) the Board determines that the Company will be unable to issue the desired number of shares within a reasonable time at the Share Value and (z) the Company issues such shares (or a greater or lesser number) to an unaffiliated third party in an arm's length transaction. Notwithstanding anything to the contrary set forth in this Section 10, the Company may sell additional equity in the manner and at any price approved by the Board at any time that the Company has failed to achieve at least 90% of "Projected EBITDA" (as defined and described in the Amended and Restated Agreement) in respect of any fiscal year through the Company's 1999 fiscal year, or, following the Company's 1999 fiscal year, if the Company has failed to achieve 90% of budgeted EBITDA (as defined in the Amended and Restated Agreement) in respect of any fiscal year as established by the Board from time to time; in which event the restrictions on the sale of additional equity contained in this Section 10 shall immediately cease and be of no further force or effect.

         (b) Any common stock of the Company issued to the Foundation or any of its affiliates pursuant to the Conversion Option, the Put or the Call (each as defined in and) pursuant to the GSSS Shareholders Agreement, shall for purposes of Section 10 of this Agreement be deemed to be issued at a price per share greater than the Share Value.

         11. TRANSFERS; TRANSFERS IN VIOLATION OF AGREEMENT. Prior to transferring any Stockholder Shares to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         12. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor and Burfield; provided that any modification, amendment or waiver which materially and adversely affects the rights of Cooper, Jerstad, Halberg or any other Executive must be approved by Cooper, Jerstad, Halberg and such Executive. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         13. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         14. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         15. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

         16. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         17. REMEDIES. The Company, the Investor, each of the Executives, Cooper, Halberg and Jerstad and each of the Subsidiary Investors shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Investor, each of the Executives, Cooper, Halberg and Jerstad and each of the Subsidiary Investors may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         18. NOTICES. Any notice shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company and any other recipient at the addresses set forth below and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

              IF TO THE COMPANY:

              American Medserve Corporation
              Park Lake Center
              184 Shuman Boulevard
              Naperville, Illinois 60563
              Attention:  CEO

              IF TO THE INVESTOR:

              Golder, Thoma, Cressey, Rauner Fund IV, L.P.
              6100 Sears Tower
              Chicago, Illinois  60606-6402
              Attention:  Bryan C. Cressey

              WITH A COPY TO:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois  60601
              Attention: Gary R. Silverman, Esq.

              IF TO ANY EXECUTIVE:

              Timothy L. Burfield
              9168 East 1200 Road
              Cambridge, Illinois 61238

              Michael B. Freedman
              2022 North Dayton
              Chicago, Illinois 60614

              Charles R. Wallace
              393 Prairie
              Elmhurst, Illinois 60126

              J. Jeffrey Gephart
              1335 Willow Tree Drive
              Woodstock, Georgia 30188

              Thomas C. Loftus
              1200 W. Webster
              Chicago, Illinois 60614

              George E. Pepe
              1327 N. Chestnut Avenue
              Arlington Heights, Illinois 60004

              IF TO COOPER, HALBERG AND/OR JERSTAD:

              James H.S. Cooper
              c/o Equitable Securities Corporation
              800 Nashville City Center
              Nashville, Tennessee  37219-1743

              Charles C. Halberg
              c/o Good Samaritan Supply Services, Inc.
              2177 Youngman Avenue
              St. Paul, Minnesota  55116

              Mark A. Jerstad
              c/o The Evangelical Lutheran Good Samaritan Foundation 4800 West 57th Street
              Sioux Falls, South Dakota  57117

              IF TO ANY SUBSIDIARY INVESTOR:

              To the address designated
              on EXHIBIT A hereto

         19.  GOVERNING LAW.   All questions concerning the construction,
validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         22.  CO-SALE RIGHTS AND OBLIGATIONS.

         (a) If at any time the Investor proposes to transfer shares of Common Stock to any Person (an "Acquirer") other than to a Permitted Transferee or pursuant to a Public Sale (a "Disposition"), the Investor shall, at least 30 days prior to the consummation of the Disposition, give notice (a "Disposition Notice") to each of the other Stockholders (the "Other Stockholders"), describing the terms and conditions of the Disposition in reasonable detail, including the proposed price per share of Common Stock, the method of payment, the anticipated closing date and the identity of the Acquirer, and stating that each of the Other Stockholders may elect to participate in such Disposition in accordance with this Section 22.

         (b) The election by the Other Stockholders pursuant to subsection (a) shall be exercised by notice to the Investor given within the time period specified in the Disposition Notice, which time period shall not be less than 10 business days after such Disposition Notice is given. If an Other Stockholder gives notice of its election to sell (an "Electing Stockholder"), such Electing Stockholder shall be obligated to sell the shares of Common Stock specified in its notice upon the terms and subject to the conditions specified in subsection
(a) to the Acquirer, conditional upon the closing of the Disposition and the possible reduction in the number of shares to be purchased by the Acquirer pursuant to paragraph (c) below.

         (c) If the Acquirer pursuant to the Disposition has a specified limited number of shares of Common Stock which it is willing to purchase in the aggregate (the "Maximum Number"), each of the Electing Stockholders (together with the Investor, the "Disposing Stockholders") shall have the right to sell to the Acquirer that number of shares of Common Stock owned by such Electing Stockholders which equals the product of (a) the Maximum Number times (b) a fraction, the numerator of which is the number of shares of Common Stock then held by such Electing Stockholder as of the date of the Disposition Notice and the denominator of which is the sum of the total number of shares of Common Stock then held by all Disposing Stockholders, including such Electing Stockholder, all as of such date, and the Investor shall have the right to sell the balance.

         (d) The sale or transfer of the shares of Common Stock to the Acquirer by the Investor and by the Electing Stockholders pursuant to this
Section 22 shall occur simultaneously. The Investor shall use reasonable efforts to obtain the agreement of the Acquirer to the participation of the Electing Stockholders in any contemplated Disposition, and the Investor shall not transfer any of its shares of Common Stock if the Acquirer declines to allow the participation of the Electing Stockholders as herein provided.

         (e) In the event that at the time of such sale by the Investor, the Investor still holds Class A Common and the Other Stockholders still hold Class B Common, then in such event, in determining the purchase price to be paid for the Class B Common in connection with such transaction, such price shall be that price which equals the value which would have been distributed to the holder thereof had the Company's assets been sold for a price which would result in the Investor receiving, upon distribution of the proceeds therefrom, an amount for its shares of Class A Common equal to the purchase price being paid therefor by the Acquirer in connection with the transaction giving rise to such determination, ignoring, for purposes hereof, any Company-level tax on such deemed sale of assets.

         23. TERMINATION. Sections 1 - 8 hereof, inclusive, and Section 10 hereof shall terminate upon the earlier of (i) a Sale of the Company or (ii) a Public Offering, and shall thereupon be of no further force or effect.

                        *        *        *        *        *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       AMERICAN MEDSERVE CORPORATION

                                       By:  /s/ Michael B. Freedman
                                            ----------------------------------
                                       Its:  Vice President - Business
                                             Development


                                       GOLDER, THOMA, CRESSEY, RAUNER
                                        FUND IV

                                       By:  GTCR IV, L.P.
                                            Its General Partner

                                       By:  Golder, Thoma, Cressey, Rauner,
                                            Inc.
                                            Its General Partner

                                       By:  /s/ Bryan C. Cressey
                                            ----------------------------------
                                       Its:  Principal


                                       /s/ Timothy L. Burfield
                                       ---------------------------------------
                                       TIMOTHY L. BURFIELD

                                       /s/ Michael B. Freedman
                                       ---------------------------------------
                                       MICHAEL B. FREEDMAN

                                       /s/ Charles R. Wallace
                                       ---------------------------------------
                                       CHARLES R. WALLACE

                                       /s/ J. Jeffrey Gephart
                                       ---------------------------------------
                                       J. JEFFREY GEPHART

                                       /s/ James Cooper
                                       ---------------------------------------
                                       JAMES H.S. COOPER

                                       /s/ Charles C. Halberg
                                       ---------------------------------------
                                       CHARLES C. HALBERG

                                       /s/ Mark A. Jerstad
                                       ---------------------------------------
                                       MARK A. JERSTAD

                                       /s/ William J. Gatti
                                       ---------------------------------------
                                       WILLIAM J. GATTI

                                       /s/ Mary Jane Gatti
                                       ---------------------------------------
                                       MARY JANE GATTI


                                       STERLING ACQUISITION PARTNERS, INC.

                                       By:  /s/ Charles Brown
                                       ---------------------------------------
                                       Its:  President


                                       PHARMED, INC.

                                       By:  /s/ James Vanderhoeven
                                       ---------------------------------------
                                       Its:  President


                                       /s/ Nelson L. Showalter
                                       ---------------------------------------
                                       NELSON L. SHOWALTER

                                       /s/ Bruce Gerlich
                                       ---------------------------------------
                                       BRUCE GERLICH

                                       /s/ Mitch Overstreet
                                       ---------------------------------------
                                       MITCH OVERSTREET

                                       /s/ Lee R. Youngberg
                                       ---------------------------------------
                                       LEE R. YOUNGBERG

                                       /s/ Frank R. Gelafio
                                       ---------------------------------------
                                       FRANK R. GELAFIO

                                       /s/ Ronald E. Keith
                                       ---------------------------------------
                                       RONALD E. KEITH

                                       /s/ James Pietryga
                                       ---------------------------------------
                                       JAMES PIETRYGA


                                       PHARMED OF BATON ROUGE, INC.

                                       By:  /s/ James Vanderhoeven
                                       ---------------------------------------

                                       Its:  President

                                       ---------------------------------------
                                       JOSEPH F. DELLANTONIO

                                       /s/ Thomas C. Loftus
                                       ---------------------------------------
                                       THOMAS C. LOFTUS

                                       /s/ George E. Pepe
                                       ---------------------------------------
                                       GEORGE E. PEPE

                                                                       EXHIBIT A

                                 SUBSIDIARY INVESTORS

                                ADDRESSES FOR NOTICES

SUBSIDIARY INVESTORS                   ADDRESS FOR NOTICES

William J. and Mary Jane Gatti         c/o Gatti LTC Services, Inc.
                                       834 Philadelphia Street
                                       Indiana, PA  15701

Pharmed, Inc.                          3108 Jackson Street
                                       Alexandria, LA  71301
                                       ATTENTION:  Mr. James Vanderhoeven

James Pietryga                         c/o Dixon Pharmacy, Inc.
                                       742 N. Galena Avenue
                                       Dixon, IL  61021

Ronald E. Keith                        c/o Dixon Pharmacy, Inc.
                                       742 N. Galena Avenue
                                       Dixon, IL  61021

Lee R. Youngberg                       c/o Nihan & Martin, Inc.
                                       4440 Highcrest Road
                                       Rockford, IL  61107

Frank R. Gelafio                       c/o Nihan & Martin, Inc.
                                       4440 Highcrest Road
                                       Rockford, IL  61107

Sterling Acquisition Partners, Inc.    c/o Sterling Healthcare Services, Inc.
                                       2132 Camden Way
                                       Clearwater, FL  34619
                                       ATTENTION:  Mr. Charles L. Brown

Mitch Overstreet                       c/o Williamson Drug Company
                                       1776 S. Main Street
                                       Harrisonburg, VA  22801

Bruce Gerlich                          c/o Williamson Drug Company
                                       1776 S. Main Street
                                       Harrisonburg, VA  22801

Nelson L. Showalter                    c/o Williamson Drug Company
                                       1776 S. Main Street
                                       Harrisonburg, VA  22801

Pharmed of Baton Ridge, Inc.           3108 Jackson Street
                                       Alexandria, LA  71301
                                       ATTENTION:  Mr. James Vanderhoeven

Joseph F. Dellantonio                  c/o Joseph F. Dellantonio, Inc.
                                       10 South Second Street
                                       Clearfield, PA  16830


                                         A-2